EXHIBIT 99

               CBL & ASSOCIATES PROPERTIES, INC.

                          COMMON STOCK
                   (PAR VALUE $.01 PER SHARE)

              ____________________________________

                    Stock Purchase Agreement



                                               January 15, 1997


Ladies and Gentlemen:



          1. CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), which is the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), agrees to sell to the purchaser named in Schedule I hereto (the "Purchaser") the number of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, set forth beside the Purchaser's name on
Schedule I hereto at a price of $26.125 per share, for an aggregate purchase price of $1,436,875.

          The closing (the "Closing") of the purchase and sale of the Shares shall be held at Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, on January 22, 1997 (the "Closing Date"), by the Company's delivering to the Purchaser, against payment of the purchase price therefor, one or more stock certificates (as the Purchaser shall have advised the Company) evidencing the Shares to be purchased and sold hereunder, which certificates shall be registered in the Purchaser's names, or in such other names as the Purchaser may specify by notice to the Company prior to the Closing Date.

          At the Closing, the purchase price for the Shares shall be paid by the Purchaser paying to the Company, against delivery of certificates evidencing the Shares, the purchase price by wire transfer of Federal (same day) funds to such account as the Company shall have designated prior to Closing.

        2. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Purchaser that:

            (a) A registration statement on Form S-3 (File No. 33-92218) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Purchaser have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing);

        (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus (except as disclosed in Item 5 of Exhibit D, as in effect on November 3, 1993, to the Disclosure Schedule of the Partnership Agreement (as defined below)), and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent the concept of good standing applies in any such jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a partnership or corporation and is in good standing under the laws of its jurisdiction of organization;

        (c) The Shares have been duly and validly authorized, and, when the Shares are issued and delivered pursuant to this Agreement, such Shares will be duly and validly issued and fully paid and nonassessable; the Shares conform to the description thereof contained in the Registration Statement, as amended or supplemented with respect to such Shares;

        (d) The issue and sale of the Shares by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which would have a material adverse effect on the Company or such subsidiaries, or which would have any adverse effect on the consummation of the issue and sale of the Shares or any other transaction contemplated hereby, nor will such action result in any violation of (a) the provisions of the Certificate of Incorporation or Bylaws of the Company or the Certificate of Limited Partnership or partnership agreement of the Operating Partnership (the "Partnership Agreement") or the partnership agreement or any certificate of limited partnership of any Property Partnership or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties which, in the case of Clause (b), would have a material adverse effect on the Company or such subsidiaries, or which would have any adverse effect on the consummation of the issue and sale of the

Shares or any other transaction contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and sale of the Shares by the Purchaser; and for purposes of this Section 2(d), (i) "subsidiaries" shall be deemed to include only the Operating Partnership, the Property Partnerships and any other subsidiary (whether corporate or partnership) that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X and (ii) "Property Partnerships" mean the partnerships that own the fee title to the Hamilton Place and CoolSprings Galleria properties.

     3. The obligations of the Purchaser under this Agreement relating to the Shares shall be subject, in the discretion of the Purchaser, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership in or incorporated by reference in this Agreement are, at and as of the Closing Date, true and correct, the condition that the Company and the Operating Partnership shall have performed all of their obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

        (a) The Prospectus as amended or supplemented in relation to the Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Purchaser's reasonable satisfaction;

        (b) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of this Agreement there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement which would, in any such case described in Clause (i) or (ii), have a material adverse effect on the Company or its subsidiaries taken as a whole, or which would have any adverse effect on the consummation of the issue and sale of the Shares or any other transaction contemplated hereby;

        (c) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

        (d) The Company shall have furnished or caused to be furnished to the Purchaser at the Closing Date certificates of officers of the Company reasonably satisfactory to the Purchaser as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsection (b) of this Section and as to such other matters as the Purchaser may reasonably request.

        4. The respective agreements, representations, warranties and other statements of the Company, the Operating Partnership and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser, the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

        5. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to the address of the Purchaser as set forth in Schedule 1 to this Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        6. This Agreement shall be binding upon, and inure solely to the benefit of the Purchaser, the Company, the Operating Partnership, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

        7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        8. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.




If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for the Purchaser plus one for each counsel counterparts hereof.

                         Very truly yours,

                         CBL & Associates Properties, Inc.

                         By: /s/ Charles B. Lebovitz
                             --------------------------------
                             Name:  Charles B. Lebovitz
                            Title:  Chairman of the Board,
                                    President and Chief Executive
                                    Officer


                         CBL & Associates Limited Partnership

                         By CBL & Associates Properties, Inc.,
                         its general partner


                         CBL & Associates Properties, Inc.

                         By: /s/ Charles B. Lebovitz
                             --------------------------------
                             Name:  Charles B. Lebovitz
                            Title:  Chairman of the Board,
                                    President and Chief Executive
                                    Officer




Accepted as of the date hereof:

CBL & Associates, Inc.


By: /s/ Charles B. Lebovitz
   -----------------------------
    Name:  Charles B. Lebovitz
   Title:  President and
           Chief Executive Officer

                         SCHEDULE I



                                            Number of Shares
Name and Address of Purchaser                to be Purchased
-----------------------------              ------------------
CBL & Associates, Inc.
One Park Place
6148 Lee Highway
Chattanooga, TN  37421                            55,000
                                                 --------
Total . . . . . . . . . . . . . . . . . . .       55,000
                                                 ========